Exhibit 99.3

Updated Item 1.        Financial Statements.

Note:    The information contained in this Item has been updated for the classification error as further detailed in the Current Report on Form 8-K filed herewith. This item has not been updated for any other changes since the filing of the 1Q 2017 Form 10-Q. For significant developments since the filing of the 1Q 2017 Form 10-Q, refer to our filings with the SEC.

1ST Constitution Bancorp
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and Due From Banks	$47,914	$14,886
Total cash and cash equivalents	47,914	14,886
Investment Securities:
Available for sale, at fair value	105,565	103,794
Held to maturity (fair value of $127,845 and $128,559 at March 31, 2017 and December 31, 2016, respectively)	125,940	126,810
Total investment securities	231,505	230,604

Loans Held for Sale	3,360	14,829
Loans	676,411	724,808
Less- Allowance for loan losses	(7,550)	(7,494)
Net loans	668,861	717,314

Premises and Equipment, Net	10,634	10,673
Accrued Interest Receivable	2,789	3,095
Bank-Owned Life Insurance	22,314	22,184
Other Real Estate Owned	431	166
Goodwill and Intangible Assets	12,792	12,880
Other Assets	9,264	11,582
Total assets	$1,009,864	$1,038,213
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest bearing	$184,210	$170,854
Interest bearing	684,610	663,662
Total deposits	868,820	834,516

Borrowings	10,000	73,050
Redeemable Subordinated Debentures	18,557	18,557
Accrued Interest Payable	832	866
Accrued Expenses and Other Liabilities	5,020	6,423
Total liabilities	903,229	933,412

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 5,000,000 shares authorized, none issued	—	—
Common Stock, no par value; 30,000,000 shares authorized; 8,060,640 and 8,027,087 shares issued and 8,027,342 and 7,993,789 shares outstanding as of March 31, 2017 and December 31, 2016, respectively	71,930	71,695
Retained earnings	35,622	34,074
Treasury Stock, 33,298 shares at March 31, 2017 and December 31, 2016, respectively	(368)	(368)
Accumulated other comprehensive loss	(549)	(600)
Total shareholders’ equity	106,635	104,801
Total liabilities and shareholders’ equity	$1,009,864	$1,038,213
The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
INTEREST INCOME
Loans, including fees	$8,055	$7,899
Securities:
Taxable	815	817
Tax-exempt	553	520
Federal funds sold and short-term investments	72	49
Total interest income	9,495	9,285

INTEREST EXPENSE
Deposits	1,043	950
Borrowings	127	136
Redeemable subordinated debentures	119	99
Total interest expense	1,289	1,185

Net interest income	8,206	8,100
PROVISION (CREDIT) FOR LOAN LOSSES	150	(200)
Net interest income after provision (credit) for loan losses	8,056	8,300

NON-INTEREST INCOME
Service charges on deposit accounts	154	197
Gain on sales of loans, net	1,589	903
Income on Bank-owned life insurance	130	144
Gain on sales of securities	106	—
Other income	422	350
Total non-interest income	2,401	1,594

NON-INTEREST EXPENSES
Salaries and employee benefits	4,501	4,005
Occupancy expense	919	872
Data processing expenses	318	313
FDIC insurance expense	80	118
Other real estate owned expenses	4	29
Other operating expenses	1,834	1,287
Total non-interest expenses	7,656	6,624

Income before income taxes	2,801	3,270
INCOME TAXES	852	1,048
Net income	$1,949	$2,222

NET INCOME PER COMMON SHARE
Basic	$0.24	$0.28
Diluted	$0.23	$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	8,026,037	7,939,366
Diluted	8,304,589	8,136,708
The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp
Consolidated Statements of Comprehensive Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$1,949	$2,222
Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale	181	519
Tax effect	(69)	(189)
Net of tax amount	112	330

Reclassification adjustment for gains included in income on securities available for sale	(82)	—
Tax effect (2)	33	—
Net of tax amount	(49)	—

Reclassification adjustment for actuarial gains for unfunded pension liability
Income (1)	(19)	(26)
Tax effect (2)	7	11
Net of tax amount	(12)	(15)
Total other comprehensive income (loss)	51	315
Comprehensive income	$2,000	$2,537
(1)Included in salaries and employee benefits expense on the consolidated statements of income
(2)Included in income taxes on the consolidated statements of income

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp
Consolidated Statements of Changes in Shareholders’ Equity
For the Three Months Ended March 31, 2017 and 2016
(Dollars in thousands)
(Unaudited)

	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity

Balance, January 1, 2016	$70,845	$25,589	$(344)	$(130)	$95,960

Share-based compensation	170	—	—	—	170

Treasury stock purchased (2,000 shares)	—	—	(24)	—	(24)

Net income for the three months ended March 31, 2016	—	2,222	—	—	2,222

Other comprehensive income	—	—	—	315	315
Balance, March 31, 2016	$71,015	$27,811	$(368)	$185	$98,643

Balance, January 1, 2017	$71,695	$34,074	$(368)	$(600)	$104,801
Exercise of stock options (5,438)	36	—	—	—	36

Share-based compensation	199	—	—	—	199

Dividends on common stock ($0.05 per share)	—	(401)	—	—	(401)

Net income for the three months ended March 31, 2017	—	1,949	—	—	1,949

Other comprehensive income	—	—	—	51	51
Balance, March 31, 2017	$71,930	$35,622	$(368)	$(549)	$106,635
The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$1,949	$2,222
Adjustments to reconcile net income to net cash provided by operating activities-
Provision (credit) for loan losses	150	(200)
Depreciation and amortization	350	352
Net amortization of premiums and discounts on securities	254	222
Gains on sales of securities	(106)	—
Gains on sales of loans held for sale	(1,589)	(903)
Originations of loans held for sale	(26,933)	(18,824)
Proceeds from sales of loans held for sale	39,991	24,382
Income on bank–owned life insurance	(130)	(144)
Share-based compensation expense	199	170
Decrease in accrued interest receivable	306	127
(Increase) decrease in other assets	(508)	592
(Decrease) increase in accrued interest payable	(34)	37
(Decrease) in accrued expenses and other liabilities	(1,403)	(156)
Net cash provided by operating activities	12,496	7,877
INVESTING ACTIVITIES:
Purchases of securities -
Available for sale	(9,186)	(11,849)
Held to maturity	(13,975)	(10,558)
Proceeds from maturities and prepayments of securities -
Available for sale	5,867	3,820
Held to maturity	14,208	10,751
Proceeds from sales of securities available for sale	1,449	—
Proceeds from sales of securities held to maturity	582	—
Net redemption of restricted stock	2,837	1,735
Net decrease in loans	48,038	23,415
Capital expenditures	(177)	(110)
Cost of improvement to OREO	—	(36)
Net cash provided by investing activities	49,643	17,168
FINANCING ACTIVITIES:
Exercise of stock options	36	—
Purchase of treasury stock	—	(24)
Cash dividends paid to shareholders	(401)	—
Net increase in deposits	34,304	17,062
Net decrease in borrowings	(63,050)	(38,641)
Net cash used in financing activities	(29,111)	(21,603)
Increase in cash and cash equivalents	33,028	3,442
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,886	11,368
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,914	$14,810
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid during the period for -
Interest	$1,323	$1,148
Income taxes	1,527	760
Non-cash items: Transfer of loans to other real estate owned	265	142
The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp
Notes To Consolidated Financial Statements
March 31, 2017
(Unaudited)
(1)   Summary of Significant Accounting Policies
The accompanying unaudited consolidated financial statements include 1ST Constitution Bancorp (the “Company”), its wholly-owned subsidiary, 1ST  Constitution Bank (the “Bank”), and the Bank’s wholly-owned subsidiaries, 1ST Constitution Investment Company of New Jersey, Inc., FCB Assets Holdings, Inc., 204 South Newman Street Corp., and 249 New York Avenue, LLC. 1st Constitution Capital Trust II, a subsidiary of the Company, is not included in the Company’s consolidated financial statements, as it is a variable interest entity and the Company is not the primary beneficiary.  All significant intercompany accounts and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform to current year presentation.  The accounting and reporting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Article 10 of Regulation S-X.  Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Form 10-K/A for the year ended December 31, 2016, filed with the SEC on March 20, 2017.
In the opinion of the Company, all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the operating results for the interim periods have been included. The results of operations for periods of less than a year are not necessarily indicative of results for the full year.
During a review of the second quarter ended June 30, 2017, management became aware that during previously reported periods the amortization of deferred loan origination costs was being recorded in other operating expense and not as an adjustment to yield as required by ASC 310-20. As such, management decreased interest income and other operating expenses in the amounts of $442,000 and $409,000 for the three months ended March 31, 2017 and March 31, 2016, respectively.
The Company has evaluated events and transactions occurring subsequent to the balance sheet date of March 31, 2017 for items that should potentially be recognized or disclosed in these financial statements.  The evaluation was conducted through the date these financial statements were issued.

(2) Net Income Per Common Share
Basic net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding during each period. Diluted net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding, as adjusted for the assumed exercise of dilutive common stock warrants and common stock options using the treasury stock method.
The following tables illustrate the reconciliation of the numerators and denominators of the basic and diluted earnings per common share (EPS) calculations.  Dilutive securities in the tables below exclude common stock options and warrants with exercise prices that exceed the average market price of the Company’s common stock during the periods presented.  Inclusion of these common stock options and warrants would be anti-dilutive to the diluted earnings per common share calculation.

(Dollars in thousands, except per share data)	Three Months Ended March 31, 2017
	Net Income	Weighted-average shares	Per share amount
Basic earnings per common share: Net income	$1,949	8,026,037	$0.24
Effect of dilutive securities:
Stock options and warrants		278,552
Diluted EPS:
Net income plus assumed conversion	$1,949	8,304,589	$0.23

(Dollars in thousands, except per share data)	Three Months Ended March 31, 2016
	Net Income	Weighted-average shares	Per share amount
Basic earnings per common share:
Net income	$2,222	7,939,366	$0.28
Effect of dilutive securities:
Stock options and warrants		197,342
Diluted EPS:
Net income plus assumed conversion	$2,222	8,136,708	$0.27
For the three months ended March 31, 2017 and 2016, 9,900 and 20,585 options, respectively, were anti-dilutive and were not included in the computation of diluted earnings per common share.

(3) Investment Securities
Amortized cost, carrying value, gross unrealized gains and losses, and the fair value by security type are as follows:

March 31, 2017	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
(Dollars in thousands)
Available for sale
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,511	$2	$(8)	$3,505
Residential collateralized mortgage obligations- GSE	24,547	50	(124)	24,473
Residential mortgage backed securities – GSE	28,176	233	(103)	28,306
Obligations of state and political subdivisions	21,446	178	(229)	21,395
Trust preferred debt securities – single issuer	2,479	—	(212)	2,267
Corporate debt securities	24,988	87	(236)	24,839
Other debt securities	783	—	(3)	780
	$105,930	$550	$(915)	$105,565

March 31, 2017	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,727	$—	$3,727	$—	$(85)	$3,642
Residential collateralized mortgage obligations – GSE	10,968	—	10,968	221	(121)	11,068
Residential mortgage backed securities – GSE	37,951	—	37,951	459	(125)	38,285
Obligations of state and political subdivisions	72,715	—	72,715	1,414	(161)	73,968
Trust preferred debt securities-pooled	657	(501)	156	303	—	459
Other debt securities	423	—	423	—	—	423
	$126,441	$(501)	$125,940	$2,397	$(492)	$127,845

December 31, 2016	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
(Dollars in thousands)
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations ("GSE") and agencies	$3,514	$—	$(35)	$3,479
Residential collateralized mortgage obligations- GSE	22,647	58	(145)	22,560
Residential mortgage backed securities - GSE	31,207	388	(119)	31,476
Obligations of state and political subdivisions	21,604	152	(356)	21,400
Trust preferred debt securities-single issuer	2,478	—	(206)	2,272
Corporate debt securities	21,963	10	(205)	21,768
Other debt securities	845	—	(6)	839
	$104,258	$608	$(1,072)	$103,794

December 31, 2016	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations ("GSE") and agencies	$3,727	$—	$3,727	$—	$(116)	$3,611
Residential collateralized mortgage obligations-GSE	11,882	—	11,882	247	(130)	11,999
Residential mortgage backed securities - GSE	40,565	—	40,565	540	(113)	40,992
Obligations of state and political subdivisions	70,017	—	70,017	1,274	(255)	71,036
Trust preferred debt securities - pooled	657	(501)	156	303	—	459
Other debt securities	463	—	463	—	(1)	462
	$127,311	$(501)	$126,810	$2,364	$(615)	$128,559
Restricted stock is included in other assets at March 31, 2017 and December 31, 2016 and totaled $1.1 million and $4.0 million, respectively, and consisted of $1.0 million of Federal Home Loan Bank of New York stock and $65,000 of Atlantic Community Bankers Bank stock at March 31, 2017 and $4.0 million of Federal Home Loan Bank of New York stock and $65,000 of Atlantic Community Bankers Bank stock at December 31, 2016.
During the first quarter of 2017, the Bank sold fifty-four mortgage backed securities totaling $2.0 million, each with a principal balance outstanding of less than $150,000. Of the fifty-four mortgage backed securities sold, six of such securities with an aggregate outstanding principal balance of $580,000 were in the held to maturity portfolio, and a net gain of $24,000 was realized on the sale of these securities. Each of the six mortgage backed securities that were sold from the held to maturity portfolio had a principal balance that was less than 15% of the original principal balance outstanding at the time of purchase. Accounting Standards Codification ("ASC") 320-10-25-14 provides that sales of debt securities that are categorized as held to maturity and are sold after 85% of the principal outstanding at acquisition had been collected shall be equivalent to holding the security to maturity. Accordingly, the sales of the six mortgage backed securities that were classified as held to maturity were treated as held to maturity.

Gross unrealized losses on available for sale and held to maturity securities and the fair value of the related securities aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2017 and December 31, 2016 were as follows:

March 31, 2017		Less than 12 months		12 months or longer		Total
(Dollars in thousands)	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government sponsored corporations (GSE) and agencies	2	$5,630	$(93)	$—	$—	$5,630	$(93)
Residential collateralized mortgage obligations –GSE	7	18,259	(245)	—	—	18,259	(245)
Residential mortgage backed securities-GSE	28	26,717	(228)	—	—	26,717	(228)
Obligations of state and political subdivisions	59	19,555	(378)	764	(12)	20,319	(390)
Trust preferred debt securities- single issuer	4	—	—	2,267	(212)	2,267	(212)
Corporate debt securities	5	10,752	(143)	4,907	(93)	15,659	(236)
Other debt securities	2	—	—	780	(3)	780	(3)
Total temporarily impaired securities	107	$80,913	$(1,087)	$8,718	$(320)	$89,631	$(1,407)

December 31, 2016		Less than 12 months		12 months or longer		Total
(Dollars in thousands)	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government sponsored corporations (GSE) and agencies	3	$7,090	$(151)	$—	$—	$7,090	$(151)
Residential collateralized mortgage obligations –GSE	7	17,242	(275)	—	—	17,242	(275)
Residential mortgage backed securities - GSE	29	26,581	(216)	3,542	(16)	30,123	(232)
Obligations of state and political subdivisions	74	25,545	(611)	—	—	25,545	(611)
Trust preferred debt securities- single issuer	4	—	—	2,272	(206)	2,272	(206)
Corporate debt securities	6	12,700	(204)	1,999	(1)	14,699	(205)
Other debt securities	3	—	—	1,276	(7)	1,276	(7)
Total temporarily impaired securities	126	$89,158	$(1,457)	$9,089	$(230)	$98,247	$(1,687)

The following table sets forth certain information regarding the amortized cost, carrying value, fair value, weighted average yields and contractual maturities of the Company’s investment portfolio as of March 31, 2017.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollars in thousands)	March 31, 2017
	Amortized Cost	Fair Value	Yield
Available for sale
Due in one year or less	$3,997	$3,998	0.25%
Due after one year through five years	18,631	18,686	2.15%
Due after five years through ten years	42,696	42,560	2.49%
Due after ten years	40,606	40,321	2.89%
Total	$105,930	$105,565	2.50%

	Carrying Value	Fair Value	Yield
Held to maturity
Due in one year or less	$33,055	$33,065	1.51%
Due after one year through five years	17,612	18,286	4.54%
Due after five years through ten years	21,631	22,178	3.43%
Due after ten years	53,642	54,316	3.28%
Total	$125,940	$127,845	3.02%

U.S. Treasury securities and obligations of U.S. Government sponsored corporations and agencies:  The unrealized losses on investments in these securities were caused by increases in market interest rates. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity.  Therefore, these investments are not considered other-than-temporarily impaired.
Residential collateralized mortgage obligations and residential mortgage backed securities: The unrealized losses on investments in residential collateralized mortgage obligations and mortgage backed securities were caused by increases in market interest rates. The contractual cash flows of these securities are guaranteed by the issuers, which are primarily government or government sponsored agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. The decline in fair value is attributable to changes in interest rates and not credit quality. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity.  Therefore, these investments are not considered other-than-temporarily impaired.
Obligations of state and political subdivisions:  The unrealized losses on investments in these securities were caused by increases in market interest rates.  It is expected that the securities would not be settled at a price less than the amortized cost of the investment.  None of the issuers have defaulted on interest payments. These investments are not considered to be other than temporarily impaired because the decline in fair value is attributable to changes in interest rates and not credit quality.  The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity.  Therefore, these investments are not considered other-than-temporarily impaired.
Corporate debt securities:   The unrealized losses on investments in corporate debt securities were caused by increases in market interest rates.  None of the corporate issuers have defaulted on interest payments.   The decline in fair value is attributable to changes in interest rates and not a decline in credit quality. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.
Trust preferred debt securities – single issuer:  The investments in these securities with unrealized losses are comprised of four corporate trust preferred securities issued by two large financial institutions that mature in 2027. The contractual terms of the trust preferred securities do not allow the issuer to settle the securities at a price less than the face value of the trust preferred securities, which is greater than the amortized cost of the trust preferred securities.  One of the issuers continues to maintain an investment grade credit rating and neither has defaulted on interest payments.  The decline in fair value is attributable to the widening of interest rate and credit spreads and the lack of an active trading market for these securities. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity.  Therefore, these investments are not considered other-than-temporarily impaired.
Trust preferred debt securities – pooled:   This trust preferred debt security was issued by a two issuer pool (Preferred Term Securities XXV, Ltd. co-issued by Keefe, Bruyette and Woods, Inc. and First Tennessee (“PRETSL XXV”)) consisting primarily of financial institution holding companies.  During 2009, the Company recognized an other-than-temporary impairment of $865,000, of which $364,000 was determined to be a credit loss and charged to operations and $501,000 was recognized in the other comprehensive income (loss) component of shareholders’ equity.
The primary factor used to determine the credit portion of the impairment loss recognized in the income statement for this security was the discounted present value of projected cash flow where that present value of cash flow was less than the amortized cost basis of the security.  The present value of cash flow was developed using a model that considered performing collateral ratios, the level of subordination to senior tranches of the security, and credit ratings of and projected credit defaults in the underlying collateral.
On a quarterly basis, management evaluates the security to determine if any additional other-than-temporary impairment is required. As of March 31, 2017, management concluded that no additional other-than-temporary impairment had occurred.

(4)   Allowance for Loan Losses and Credit Quality
The Company’s primary lending emphasis is the origination of commercial business and commercial real estate loans and mortgage warehouse lines of credit.  Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values.  Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.
The following table provides an aging of the loan portfolio by loan class at March 31, 2017:

(Dollars in thousands)	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Non-accrual Loans
Commercial
Construction Loans	$—	$—	$182	$182	$107,540	$107,722	$—	$182
Commercial Business	376	—	396	772	100,694	101,466	46	4,438
Commercial Real Estate	1,800	—	1,868	3,668	254,462	258,130	—	2,182
Mortgage Warehouse Lines	—	—	—	—	142,666	142,666	—	—
Residential Real Estate Loans	17	—	87	104	41,504	41,608	—	238
Consumer
Loans to Individuals	70	—	263	333	23,234	23,567	—	333
Other	—	—	—	—	177	177	—	—
Total loans	2,263	—	2,796	5,059	670,277	675,336	46	7,373
Deferred loan fees and costs, net	—	—	—	—	1,075	1,075	—	—
Total loans, net	$2,263	$—	$2,796	$5,059	$671,352	$676,411	$46	$7,373
The following table provides an aging of the loan portfolio by loan class at December 31, 2016:

(Dollars in thousands)	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Non-accrual Loans
Commercial
Construction Loans	$—	$—	$186	$186	$95,849	$96,035	$—	$186
Commercial Business	113	115	790	1,018	98,632	99,650	—	920
Commercial Real Estate	741	942	2,707	4,390	238,003	242,393	—	3,187
Mortgage Warehouse Lines	—	—	—	—	216,259	216,259	—	—
Residential Real Estate Loans	564	—	392	956	43,835	44,791	—	544
Consumer
Loans to Individuals	—	29	361	390	23,346	23,736	24	337
Other	—	—	—	—	207	207	—	—
Total loans	1,418	1,086	4,436	6,940	716,131	723,071	24	5,174
Deferred loan fees and costs, net	—	—	—	—	1,737	1,737	—	—
Total loans, net	$1,418	$1,086	$4,436	$6,940	$717,868	$724,808	$24	$5,174
As provided by ASC 310-30, the excess of cash flows expected at acquisition over the initial investment in the loan is recognized as interest income over the life of the loan. Accordingly, acquired loans with evidence of deteriorated credit quality of $420,000 at March 31, 2017 and $439,000 at December 31, 2016 were not classified as non-performing loans.

The Company’s internal credit risk grades are based on the definitions currently utilized by the banking regulatory agencies.  The grades assigned and definitions are as follows, and loans graded excellent, above average, good and watch list are treated as “pass” for grading purposes:
1.  Excellent - Loans that are based upon cash collateral held at the Bank and adequately margined. Loans that are based upon "blue chip" stocks listed on the major exchanges and adequately margined.
2.  Above Average - Loans to companies whose balance sheets show excellent liquidity and long-term debt is on well-spread schedules of repayment easily covered by cash flow.  Such companies have been consistently profitable and have diversification in their product lines or sources of revenue.  The continuation of profitable operations for the foreseeable future is likely.  Management is comprised of a mix of ages, experience, and backgrounds, and management succession is in place.  Sources of raw materials and, for service companies, the sources of revenue are abundant.  Future needs have been planned for.  Character and ability of individuals or company principals are excellent.  Loans to individuals are supported by high net worths and liquid assets.
3.  Good - Loans to companies whose balance sheets show good liquidity and cash flow adequate to meet maturities of long-term debt with a comfortable margin.  Such companies have established profitable records over a number of years, and there has been growth in net worth.  Operating ratios are in line with those of the industry, and expenses are in proper relationship to the volume of business done and the profits achieved.  Management is well-balanced and competent in their responsibilities.  Economic environment is favorable; however, competition is strong.  The prospects for growth are good.  Loans in this category do not meet the collateral requirements of loans in categories 1 and 2 above. Loans to individuals are supported by good net worth but whose supporting assets are illiquid.
3w. Watch - Included in this category are loans evidencing problems identified by Bank management that require closer supervision.  Such problems have not developed to the point which requires a "special mention" rating.  This category also covers situations where the Bank does not have adequate current information upon which credit quality can be determined.  The account officer has the obligation to correct these deficiencies within 30 days from the time of notification.
4.  Special Mention - A "special mention" loan has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Bank's credit position at some future date. Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

5.  Substandard - A "substandard" loan is inadequately protected by the current sound net worth and paying capacity of the obligor or by the collateral pledged, if any. Loans so classified must have a well-defined weakness, or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

6.  Doubtful - A loan classified as "doubtful" has all the weaknesses inherent in one classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

7.  Loss - A loan classified as "loss" is considered uncollectible and of such little value that its continuance on the books is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this loan even though partial recovery may be affected in the future.

The following table provides a breakdown of the loan portfolio by credit quality indicator at March 31, 2017:

(Dollars in thousands)
Commercial Credit Exposure - By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$106,276	$93,063	$238,408	$142,666	$41,076
Special Mention	1,264	3,568	13,797	—	238
Substandard	182	813	5,925	—	294
Doubtful	—	4,022	—	—	—
Total	$107,722	$101,466	$258,130	$142,666	$41,608

Consumer Credit Exposure - By Payment Activity	Loans To Individuals	Other

Performing	$23,234	$177
Nonperforming	333	—
Total	$23,567	$177

The following table provides a breakdown of the loan portfolio by credit quality indicator at December 31, 2016:

(Dollars in thousands)
Commercial Credit Exposure - By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$95,548	$91,908	$223,435	$216,259	$43,950
Special Mention	301	7,102	14,334	—	244
Substandard	186	611	4,624	—	597
Doubtful	—	29	—	—	—
Total	$96,035	$99,650	$242,393	$216,259	$44,791

Consumer Credit Exposure - By Payment Activity	Loans To Individuals	Other
Performing	$23,375	$207
Nonperforming	361	—
Total	$23,736	$207

Impaired Loans
Loans are considered to be impaired when, based on current information and events, it is determined that the Company will not be able to collect all amounts due according to the loan agreement, including scheduled interest payments.  When a loan is placed on non-accrual status, it is also considered to be impaired.  Loans are placed on non-accrual status when: (1) the full collection of interest or principal becomes uncertain or (2) they are contractually past due 90 days or more as to interest or principal payments unless the loans are both well secured and in the process of collection.
The following tables summarize the distribution of the allowance for loan losses and loans receivable by loan class and impairment method at March 31, 2017 and December 31, 2016:
March 31, 2017

(Dollars in thousands)
	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other	Unallocated	Deferred Loan Fees/Costs	Total
Allowance for loan losses:
Individually evaluated for impairment	$8	$593	$73	$—	$—	$—	$—	$—	$—	$674
Loans acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—	—
Collectively evaluated for impairment	1,362	1,229	2,561	642	365	122	—	595	—	6,876
Ending Balance	$1,370	$1,822	$2,634	$642	$365	$122	$—	$595	$—	$7,550

Loans receivable:
Individually evaluated for impairment	$387	$4,471	$5,130	$—	$238	$333	$—	$—	$—	$10,559
Loans acquired with deteriorated credit quality	—	177	539	—	—	—	—	—	—	716
Collectively evaluated for impairment	107,335	96,818	252,461	142,666	41,370	23,234	177	—	1,075	665,136
Ending Balance	$107,722	$101,466	$258,130	$142,666	$41,608	$23,567	$177	$—	$1,075	$676,411

December 31, 2016

(Dollars in thousands)
	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other	Unallocated	Deferred Loan Fees/Costs	Total
Allowance for loan losses:
Individually evaluated for impairment	$7	$101	$114	$—	$38	$—	$—	$—	$—	$260
Loans acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—	—
Collectively evaluated for impairment	1,197	1,631	2,460	973	329	112	—	532	—	7,234
Ending Balance	$1,204	$1,732	$2,574	$973	$367	$112	$—	$532	$—	$7,494

Loans receivable:
Individually evaluated for impairment	$391	$947	$3,817	$—	$544	$337	$—	$—	$—	$6,036
Loans acquired with deteriorated credit quality	—	191	930	—	—	—	—	—	—	1,121
Collectively evaluated for impairment	95,644	98,512	237,646	216,259	44,247	23,399	207	—	1,737	717,651
Ending Balance	$96,035	$99,650	$242,393	$216,259	$44,791	$23,736	$207	$—	$1,737	$724,808

The activity in the allowance for loan loss by loan class for the three months ended March 31, 2017 and 2016 was as follows:

(Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other	Unallocated	Total
Balance - December 31, 2016	$1,204	$1,732	$2,574	$973	$367	$112	$—	$532	$7,494
Provision (Credit) charged to operations	166	88	56	(331)	99	9	—	63	150
Loans charged off	—	—	—	—	(101)	—	—	—	(101)
Recoveries of loans charged off	—	2	4	—	—	1	—	—	7
Balance - March 31, 2017	$1,370	$1,822	$2,634	$642	$365	$122	$—	$595	$7,550

(Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other	Unallocated	Total
Balance - December 31, 2015	$1,025	$2,005	$3,049	$866	$288	$109	$—	$218	$7,560
(Credit) Provision charged to operations	(44)	(657)	311	1	(96)	(92)	—	377	(200)
Loans charged off	—	—	(60)	—	—	—	—	—	(60)
Recoveries of loans charged off	—	—	—	—	—	2	—	—	2
Balance - March 31, 2016	$981	$1,348	$3,300	$867	$192	$19	$—	$595	$7,302

When a loan is identified as impaired, the measurement of impairment is based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole remaining source of repayment for the loan is the liquidation of the collateral.  In such cases, the current fair value of the collateral less selling costs is used.  If the value of the impaired loan is less than the recorded investment in the loan, the impairment is recognized through an allowance estimate or a charge to the allowance.

Impaired Loans Receivables (By Class) – March 31, 2017

(Dollars in thousands)				Three Months Ended March 31, 2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance:
Construction	$182	$182	$—	$185	$—
Commercial Business	626	787	—	794	3
Commercial Real Estate	2,692	2,692	—	2,821	12
Mortgage Warehouse Lines	—	—	—	—	—
Subtotal	3,500	3,661	—	3,800	15
Residential Real Estate	238	238	—	240	—
Consumer
Loans to Individuals	333	333	—	335	—
Other	—	—	—	—	—
Subtotal	333	333	—	335	—
With no allowance:	$4,071	$4,232	$—	$4,375	$15

With an allowance:
Construction	$205	$205	$8	$205	$3
Commercial Business	4,022	4,022	593	1,511	67
Commercial Real Estate	2,977	2,977	73	2,210	43
Mortgage Warehouse Lines	—	—	—	—	—
Subtotal	7,204	7,204	674	3,926	113
Residential Real Estate	—	—	—	200	—
Consumer
Loans to Individuals	—	—	—	—	—
Other	—	—	—	—	—
Subtotal	—	—	—	—	—
With an allowance:	$7,204	$7,204	$674	$4,126	$113
Total:
Construction	387	387	8	390	3
Commercial Business	4,648	4,809	593	2,305	70
Commercial Real Estate	5,669	5,669	73	5,031	55
Mortgage Warehouse Lines	—	—	—	—	—
Residential Real Estate	238	238	—	440	—
Consumer	333	333	—	335	—
Total	$11,275	$11,436	$674	$8,501	$128

Impaired Loans Receivables (By Class) – December 31, 2016

(Dollars in thousands
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no allowance:
Construction	$186	$186	$—
Commercial Business	883	1,054	—
Commercial Real Estate	1,380	1,380	—
Mortgage Warehouse Lines	—	—	—
Subtotal	2,449	2,620	—
Residential Real Estate	244	244	—
Consumer
Loans to Individuals	337	337	—
Other	—	—	—
Subtotal	337	337	—
With no allowance	$3,030	$3,201	$—
With an allowance:
Construction	$205	$205	$7
Commercial Business	255	255	101
Commercial Real Estate	3,367	3,367	114
Mortgage Warehouse Lines	—	—	—
Subtotal	3,827	3,827	222
Residential Real Estate	301	316	38
Consumer
Loans to Individuals	—	—	—
Other	—	—	—
Subtotal	—	—	—
With an allowance	$4,128	$4,143	$260

Total:
Construction	391	391	7
Commercial Business	1,138	1,309	101
Commercial Real Estate	4,747	4,747	114
Mortgage Warehouse Lines	—	—	—
Residential Real Estate	544	560	38
Consumer	337	337	—
Total	$7,157	$7,344	$260

Impaired Loans Receivables (By Class) – March 31, 2016
	Three Months Ended March 31, 2016
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized
With no allowance:
Construction	$193	$2
Commercial Business	420	4
Commercial Real Estate	1,840	25
Mortgage Warehouse Lines	—	—
Subtotal	2,453	31
Residential Real Estate	1,097	—

Consumer
Loans to Individuals	263	—
Other	—	—
Subtotal	263	—
With no allowance:	$3,813	$31
With an allowance:
Construction	$—	$—
Commercial Business	210	1
Commercial Real Estate	3,783	4
Mortgage Warehouse Lines	—	—
Subtotal	3,993	5
Residential Real Estate	200	—
Consumer
Loans to Individuals	—	—
Other	—	—
Subtotal	—	—
With an allowance:	$4,193	$5
Total:
Construction	193	2
Commercial Business	630	4
Commercial Real Estate	5,623	30
Mortgage Warehouse Lines	—	—
Residential Real Estate	1,297	—
Consumer	263	—
Total	$8,006	$36

Purchased Credit-Impaired Loans
Purchased credit-impaired loans (“PCI”) are loans acquired at a discount that are due in part to credit quality. The following table presents additional information regarding acquired credit-impaired loans at March 31, 2017 and December 31, 2016:

(Dollars in thousands)
	March 31, 2017	December 31, 2016
Outstanding balance	$1,056	$1,470
Carrying amount	$716	$1,121

Changes in accretable discount for acquired credit-impaired loans for the three months ended March 31, 2017 and March 31, 2016 were as follows:

	Three months ended March 31,
	2017	2016
(Dollars in thousands)
Balance at beginning of period	$30	$73
Acquisition of impaired loans	—	—
Accretion of discount	(7)	(21)
Balance at end of period	$23	$52
Consumer Mortgage Loans Secured by Residential Real Estate in Process of Foreclosure
The following table summarizes the recorded investment in consumer mortgage loans secured by residential real estate in the process of foreclosure:

(Dollars in thousands)

March 31, 2017		December 31, 2016
Number of loans	Recorded Investment	Number of loans	Recorded Investment
3	$517	3	$524
In the normal course of business, the Bank may consider modifying loan terms for various reasons. These reasons may include as a retention strategy to compete in the current interest rate environment or to re-amortize or extend a loan term to better match the loan’s repayment stream with the borrower’s cash flow. A modified loan would be considered a troubled debt restructuring (“TDR”) if the Bank grants a concession to a borrower and has determined that the borrower is troubled (i.e., experiencing financial difficulties).
If the Bank restructures a loan to a troubled borrower, the loan terms (i.e., interest rate, payment, amortization period and maturity date) may be modified in various ways to enable the borrower to cover the modified debt service payments based on current financial statements and cash flow adequacy. If a borrower’s hardship is thought to be temporary, then modified terms may only be offered for that time period. Where possible, the Bank would attempt to obtain additional collateral and/or secondary repayment sources at the time of the restructuring in order to put the Bank in the best possible position if the borrower is not able to meet the modified terms. The Bank will not offer modified terms if it believes that modifying the loan terms will only delay an inevitable permanent default. In evaluating whether a restructuring constitutes a troubled debt restructuring, applicable guidance requires that a creditor must separately conclude that the restructuring constitutes a concession and the borrower is experiencing financial difficulties.
There was one commercial real estate loan with a pre- and post-modification recorded investment of $2.3 million that was modified as a TDR during the three months ended March 31, 2017 and there were no loans modified as a TDR during the three months ended March 31, 2016. There was one troubled debt restructuring that defaulted within twelve months of restructuring in the amount of $458,000 during the three months ended March 31, 2017.  There were no troubled debt restructurings that subsequently defaulted within twelve months of restructuring during the three months ended March 31, 2016.

(5) Share-Based Compensation
The Company’s share-based incentive plans (“Stock Plans”) authorize the issuance of an aggregate of 485,873 shares of the Company’s common stock (as adjusted for stock dividends) pursuant to awards that may be granted in the form of stock options to purchase common stock (“Options”) and awards of shares of common stock (“Stock Awards”).  The purpose of the Stock Plans is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, employees and other persons to promote the success of the Company.  Under the Stock Plans, options may have a term of not more than ten years after the date of grant, subject to earlier termination in certain circumstances.  Options are granted with an exercise price at the closing price of the Company’s common stock on the date of grant or otherwise as provided for in the Stock Plans.  The grant date fair value is calculated using the Black – Scholes option valuation model.
As of March 31, 2017, there were 162,953 shares of common stock available for future grants under the Stock Plans.
The following table summarizes stock option activity during the three months ended March 31, 2017:

(Dollars in thousands, except share amounts)	Number of	Weighted Average	Weighted Average Remaining Contractual	Aggregate Intrinsic
Stock Options	Shares	Exercise Price	Term (years)	Value
Outstanding at January 1, 2017	165,801	$7.35
Granted	9,900	18.65
Exercised	(3,019)	6.57
Forfeited	—	—
Expired	—	—
Outstanding at March 31, 2017	172,682	$8.01	5.0	$1,802
Exercisable at March 31, 2017	139,660	$6.91	4.2	$1,612

The fair value of each option and the significant weighted average assumptions used to calculate the fair value of the options granted for the three months ended March 31, 2017 are as follows:

Fair value of options granted	$6.05
Risk-free rate of return	2.45%
Expected option life in years	7
Expected volatility	31.25%
Expected dividends (1)	1.19%
(1) The Company declared its first cash dividend on September 15, 2016.

The following table summarizes the activity in non-vested restricted shares for the three months ended March 31, 2017:

	Number of	Average Grant-Date
Non-vested shares	Shares	Fair Value
Non-vested at January 1, 2017	143,259	$9.02
Granted	28,300	18.65
Vested	(22,710)	10.83
Forfeited	—	—
Non-vested at March 31, 2017	148,849	$9.90
The value of restricted shares is based upon the closing price of the common stock on the date of grant. The shares generally vest over a 4 year service period for employees and a 2 year service period for non-employee directors with compensation expense recognized on a straight-line basis.

Share-based compensation expense related to options was $11,000 for the three months ended March 31, 2017 and March 31, 2016, respectively. Share-based compensation expense related to stock grants was $188,000 and $159,000 for the three months ended March 31, 2017 and 2016, respectively.
As of March 31, 2017, there was approximately $124,000 of unrecognized compensation cost related to non-vested stock options and $1.7 million of unrecognized compensation cost related to non-vested stock grants.
Except for stock option grants and restricted stock grants to employees that are older than or will be of retirement age of 65 years old in the current year, as described in the stock option agreements and restricted stock agreements, the unrecognized compensation expense is expected to be recognized over the next four years. Unvested grants of stock options and restricted stock to employees who are older than or are of such retirement age, as described in the stock option agreements and restricted stock agreements, become 100% vested upon an employee's retirement, unless the employee’s employment contract provides for a different vesting period. Accordingly, the full compensation cost related to these stock options and restricted stock grants are recognized at the time of the grant. Compensation costs related to non-vested stock grants for non-employee directors are recognized over two years from the date of grant.
(6) Benefit Plans
The Bank has a 401(k) plan which covers substantially all employees with six months or more of service. The Bank's 401(k) plan permits all eligible employees to make contributions to the plan up to the IRS salary deferral limit. The Bank’s contributions to the 401(k) plan are expensed as incurred.
The Company also provides retirement benefits to certain employees under supplemental executive retirement plans.  The plans are unfunded and the Company accrues actuarially determined benefit costs over the estimated service period of the employees in the plans.  The Company recognizes the over-funded or under-funded status of a defined benefit post-retirement plan as an asset or liability on its balance sheet and recognizes changes in that funded status in the year in which the changes occur, through comprehensive income.
In connection with the benefit plans, the Bank has life insurance policies on the lives of its executives, directors and employees. The Bank is the owner and beneficiary of these policies. The cash surrender values of these policies totaled approximately $22.3 million and $22.2 million at March 31, 2017 and December 31, 2016, respectively.
The components of net periodic expense for the Company’s supplemental executive retirement plans for the three months ended March 31, 2017 and 2016 were as follows:

(Dollars in thousands)	Three Months Ended March 31,
	2017	2016
Service cost	$33	$49
Interest cost	45	38
Actuarial gain recognized	(19)	(26)
Total	$59	$61

(7) Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)
Other comprehensive income (loss) is the total of (1) net income (loss), and (2) all other changes in equity from non-shareholder sources, which are referred to as other comprehensive income (loss).  The components of accumulated other comprehensive income (loss), and the related tax effects, are as follows:

	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
(Dollars in thousands)
March 31, 2017
Unrealized net holding (losses) on available-for-sale securities	$(283)	$61	$(222)
Reclassification adjustment for (gains) realized in income	(82)	33	(49)
Other comprehensive (loss) on available for sale securities	(365)	94	(271)
Unrealized impairment (loss) on held to maturity security	(501)	170	(331)
Unfunded pension liability:
Plan actuarial gains (losses) included in other comprehensive income	90	(37)	53
Accumulated other comprehensive (loss)	$(776)	$227	$(549)

	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
March 31, 2016
Unrealized net holding gains on available-for-sale securities	$722	$(302)	$420
Unrealized impairment (loss) on held to maturity security	(501)	170	(331)
Unfunded pension liability:
Plan actuarial gains (losses) included in other comprehensive income	160	(64)	96
Accumulated other comprehensive income	$381	$(196)	$185
Changes in the components of accumulated other comprehensive income (loss) are as follows and are presented net of tax:

	Unrealized Holding Gains (Losses) on Available for Sale Securities	Unrealized Impairment Loss on Held to Maturity Security	Unfunded Pension Liability	Accumulated Other Comprehensive Income (Loss)
(Dollars in thousands)
Three Months Ended March 31, 2017:
Balance, beginning of period	$(334)	$(331)	$65	$(600)
Other comprehensive income (loss) before reclassifications	112	—	—	112
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	(12)	(12)
Reclassification adjustment for (gains) realized in income	(49)	—	—	(49)
Other comprehensive income (loss)	63	—	(12)	51
Balance, end of period	$(271)	$(331)	$53	$(549)

	Unrealized Holding Gains (Losses) on Available for Sale Securities	Unrealized Impairment Loss on Held to Maturity Security	Unfunded Pension Liability	Accumulated Other Comprehensive Income (Loss)
Three Months Ended March 31, 2016:
Balance, beginning of period	$90	$(331)	$111	$(130)
Other comprehensive income (loss) before reclassifications	330	—	—	330
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	(15)	(15)
Other comprehensive income (loss)	330	—	(15)	315
Balance, end of period	$420	$(331)	$96	$185

(8) Recent Accounting Pronouncements
ASU Update 2017-08 - Premium Amortization on Purchased Callable Debt Securities
In March 2017, the FASB issued ASU 2017-08 "Premium Amortization on Purchased Callable Debt Securities," which shortens the amortization period for premiums on purchased callable debt securities to the earliest call date (i.e., yield-to-earliest call amortization) rather than amortizing over the full contractual term. The ASU does not change the accounting for securities held at a discount.
The amendments apply to callable debt securities with explicit, non-contingent call features that are callable at fixed prices and on preset dates. If a security may be prepaid based upon prepayments of the underlying loans and not because the issuer exercised a date specific call option, it is excluded from the scope of the new standard. However, for instruments with contingent call features, once the contingency is resolved and the security is callable at a fixed price and preset date, the security is within the scope of the amendments. Further, the amendments apply to all premiums on callable debt securities, regardless of how they were generated.
The amendments require companies to reset the effective yield using the payment terms of the debt security if the call option is not exercised on the earliest call date. If the security has additional future call dates, any excess of the amortized cost basis over the amount repayable by the issuer at the next call date should be amortized to the next call date.
The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those years. For all other entities, the amendments are effective for annual periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes the interim period.
The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2017-07 - Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

In March 2017, the FASB issued ASU 2017-07 "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost," which requires that an employer disaggregate the service cost component from the other components of net benefit costs as follows: (1) service cost must be presented in the same line item(s) as other employee compensation costs. These costs are generally included within income from continuing operations but in some cases, may be eligible for capitalization if certain criteria are met; and (2) all other components of net benefit cost must be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. These generally include interest cost, actual return on plan assets, amortization of prior service cost included in accumulated other comprehensive income and gains or losses from changes in the value of the projected benefit obligation or plan assets.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those years. For other entities, the amendments are effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of an annual period.

The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2017-04 - Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

In January 2017, the FASB issued ASU 2017-04 "Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment," which simplifies how all entities assess goodwill for impairment by eliminating Step 2 from the goodwill impairment test. As amended, the goodwill impairment test will consist of one step comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value. The primary goal of this ASU is to simplify the goodwill impairment test and provide cost savings for all entities by removing the requirement to determine the fair value of individual assets and liabilities in order to calculate a reporting unit's "implied" goodwill under current U.S. GAAP.

The amendments have staggered effective dates: (1) a public business entity that is an SEC filer should adopt the amendments for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019, (2) a public business entity that is not an SEC filer should adopt the amendments for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020 and (3) all other entities, including not-for-profit entities, should adopt the amendments for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. The amendments should be adopted prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2017-01 - Business Combinations (Topic 805): Clarifying the Definition of a Business

In January 2017, the FASB issued ASU 2017-01 "Business Combinations (Topic 805): Clarifying the Definition of a Business," which clarifies the definition of a business with the objective of adding guidance to assist companies and other reporting organizations with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments in this ASU provide a more robust framework to use in determining when a set of assets and activities is a business. The current definition of a business is interpreted broadly and can be difficult to apply. Stakeholders indicated that analyzing transactions is inefficient and costly and the definition does not permit the use of reasonable judgment.

Under current implementation guidance, there are three elements of a business: inputs, processes and outputs. While an integrated set of assets and activities (collectively referred to as a "set") that is a business usually has outputs, outputs are not required to be present. Additionally, all the inputs and processes that a seller uses in operating a set are not required if market participants can acquire the set and continue to produce outputs, for example, by integrating the acquired set with their own inputs and processes.

The ASU introduces a "screen" to assist entities in determining when a set should not be considered a business. If substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not considered a business. If the screen is not met, the ASU requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output. Further, the ASU removes the evaluation of whether a market participant could replace missing elements (as required under current U.S. GAAP).

For public business entities, the ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. For all other entities, the amendments apply to annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The amendments in this ASU should be applied prospectively on or after the effective date. No disclosures are required at transition.

The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2016-20 - Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.
In December 2016, the FASB issued ASU 2016-20 "Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers," amending the new revenue recognition standard that it jointly issued with the International Accounting Standards Board ("IASB") in 2014. The amendments do not change the core principles of the standard, but clarify certain narrow aspects of the standard, including its scope, contract cost accounting, disclosures, illustrative examples and other matters. The ASU becomes effective concurrently with ASU 2014-09 "Revenue from Contracts with Customers (Topic 606)."
The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2016-18 - Restricted Cash.
In November 2016, the FASB issued ASU 2016-18 "Restricted Cash," which updates Topic 230-Statement of Cash Flows, to require that restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total cash amounts shown on the statement of cash flows. Consequently, transfers between cash and restricted cash will not be presented as a separate line item in the operating, investing or financing sections of the cash flow statement. The ASU includes examples of the revised presentation guidance, and additional presentation and disclosure requirements apply.
For public business entities, the amendments are effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.
The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

ASU Update 2016-17 - Interests Held Through Related Parties That Are Under Common Control.
In October 2016, the FASB issued ASU 2016-17 "Interests Held Through Related Parties That Are Under Common Control," which amends the variable interest entity ("VIE") guidance within Topic 810. It does not change the two required characteristics for a single decision maker to be the primary beneficiary ("power" and "economics"), but it revised one aspect of the related analysis. The amendments change how a single decision maker of a VIE treats an indirect variable interest held through related parties that are under common control when determining whether it is the primary beneficiary of that VIE. The ASU requires consideration of such indirect interests on a proportionate basis instead of being the equivalent of direct interests in their entity, thereby making consolidation less likely.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016 and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted; however, if an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of that fiscal year.

The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

ASU Update 2016-15 - Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.
In August 2016, the FASB issued ASU 2016-15 "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments," which clarifies whether the following items should be categorized as operating, investing or financing in the statement of cash flows: (1) debt prepayment and extinguishment costs, (2) settlement of zero-coupon debt, (3) settlement of contingent consideration, (4) insurance proceeds, (5) settlement of corporate-owned life insurance (COLI) and bank-owned life insurance (BOLI) policies, (6) distributions from equity method investees, (7) beneficial interests in securitization transactions and (8) receipts and payments with aspects of more than one class of cash flows.
For public business entities, the amendments are effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company currently classifies cash flows related to BOLI in accordance with the guidance and does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
ASU Update 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

In June 2016, the FASB issued ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," which requires credit losses on most financial assets to be measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument.

The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination ("PCD assets") should be determined in a similar manner to other financial assets measured on an amortized cost basis. Upon initial recognition, the allowance for credit losses is added to the purchase price ("gross up approach") to determine the initial amortized cost basis. The subsequent accounting for PCD assets will use the CECL model described above.

The ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis.

For public business entities that are SEC filers, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for all entities as of the fiscal year beginning after December 15, 2018, including interim periods within those fiscal years.

The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

ASU Update 2016-02: Leases.

In February 2016, the FASB issued ASU 2016-02 "Leases." From the lessee's perspective, the new standard establishes a right- of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement for a lessee. From the lessor's perspective, the new standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing. If the lessor doesn’t convey risks and rewards or control, an operating lease results.

The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. A modified retrospective transition approach is required for lessors for sales-type, direct financing and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. In 2017, the Company plans to complete an evaluation of all of its leases to determine the potential impact on the Company's consolidated financial statements as a result of this new standard.

ASU Update 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.

In January 2016, the FASB issued ASU 2016-01 "Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities." The guidance in the ASU, among other things, requires equity investments, with certain exceptions, to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income, the portion of the change in fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities. The guidance in this ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

ASU 2014-9 Revenue from Contracts with Customers (Topic 606)
In May 2014, the FASB issued ASU 2014-9, deferred by ASU 2015-14, “Revenue from Contracts with Customers (Topic 606).” The amendments in this update establish a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as the real estate, construction and software industries. The revenue standard's core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation.   This ASU, which does not apply to financial instruments, is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim periods within that year.

The Company does not expect the adoption of ASU 2014-9 to have a material impact on its consolidated financial statements.

(9) Fair Value Disclosures
U.S. GAAP has established a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.  These valuation methodologies were applied to all of the Company’s financial assets and financial liabilities carried at fair value.
In general, fair value is based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality and counterparty creditworthiness, among other things, as well as unobservable parameters.  Any such valuation adjustments are applied consistently over time.  The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values.  While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.
 Securities Available for Sale.  Securities classified as available for sale are reported at fair value utilizing quoted market prices on nationally recognized exchanges (Level 1) or by using Level 2 inputs.  For Level 2 securities, the Company obtains fair value measurements from an independent pricing service.  The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the security’s terms and conditions, among other things.
Impaired loans.  Impaired loans are those which the Company has measured and recognized impairment, generally based on the fair value of the loan’s collateral.  Fair value is generally determined based upon independent third party appraisals of the collateral or discounted cash flows based on the expected proceeds.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.  The fair value consists of the loan balances less specific valuation allowances.
Other Real Estate Owned.  Foreclosed properties are adjusted to fair value less estimated selling costs at the time of foreclosure in preparation for transfer from portfolio loans to other real estate owned (“OREO”), thereby establishing a new accounting basis.  The Company subsequently adjusts the fair value of the OREO, utilizing Level 3 inputs on a non-recurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value. The fair value of other real estate owned is determined using appraisals, which may be discounted based on management’s review and changes in market conditions.

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
March 31, 2017:
Securities available for sale:
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$—	$3,505	$—	$3,505
Residential collateralized mortgage obligations- GSE	—	24,473	—	24,473
Residential mortgage backed securities – GSE	—	28,306	—	28,306
Obligations of state and political subdivisions	—	21,395	—	21,395
Trust preferred debt securities – single issuer	—	2,267	—	2,267
Corporate debt securities	19,829	5,010	—	24,839
Other debt securities	—	780	—	780
Total	$19,829	$85,736	$—	$105,565

(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2016:
Securities available for sale:
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$—	$3,479	$—	$3,479
Residential collateralized mortgage obligations- GSE	—	22,560	—	22,560
Residential mortgage backed securities – GSE	—	31,476	—	31,476
Obligations of state and political subdivisions	—	21,400	—	21,400
Trust preferred debt securities – single issuer	—	2,272	—	2,272
Corporate debt securities	12,826	8,942	—	21,768
Other debt securities	—	839	—	839
Total	$12,826	$90,968	$—	$103,794
Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).  Assets and liabilities measured at fair value on a nonrecurring basis, where there was evidence of impairment, at March 31, 2017 and December 31, 2016 were as follows:

(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
March 31, 2017:
Impaired loans	$—	$—	$8,463	$8,463

December 31, 2016:
Impaired loans	$—	$—	$4,130	$4,130
Impaired loans measured at fair value and included in the above table at March 31, 2017 consisted of nine loans having an aggregate recorded investment of $9.1 million and specific loan loss allowances of $674,000.  Impaired loans measured at fair value and included in the above table at December 31, 2016 consisted of nine loans having an aggregate balance of $4.4 million with a specific loan loss allowance of $255,000.

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis, where there was evidence of impairment, and for which the Company has utilized Level 3 inputs to determine fair value:

Quantitative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
March 31, 2017
Impaired loans	$8,463	Appraisal of collateral (1)	Appraisal adjustments (2)	24% - 83% (47.3%)
December 31, 2016
Impaired loans	$4,130	Appraisal of collateral (1)	Appraisal adjustments (2)	3%-100% (29.1%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not identifiable.

(2)	Includes qualitative adjustments by management and estimated liquidation expenses.
The following is a summary of fair value versus carrying value of all of the Company’s financial instruments.  For the Company and the Bank, as with most financial institutions, the bulk of their assets and liabilities are considered financial instruments.  Many of the financial instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.  Therefore, significant estimations and present value calculations were used for the purpose of this note.  Changes in assumptions could significantly affect these estimates.
Estimated fair values have been determined by using the best available data and an estimation methodology suitable for each category of financial instruments as follows:
Cash and Cash Equivalents, Accrued Interest Receivable and Accrued Interest Payable (Carried at Cost). The carrying amounts reported in the balance sheet for cash and cash equivalents, accrued interest receivable and accrued interest payable approximate fair value.
Securities Held to Maturity (Carried at Amortized Cost). The fair values of securities held to maturity are determined in the same manner as for securities available for sale.
Loans Held For Sale (Carried at Lower of Aggregated Cost or Fair Value). The fair values of loans held for sale are determined, when possible, using quoted secondary market prices. If no such quoted market prices exist, fair values are determined using quoted prices for similar loans, adjusted for the specific attributes of the loans.
Gross Loans Receivable (Carried at Cost). The fair values of loans, excluding impaired loans subject to specific loss reserves, are estimated using discounted cash flow analyses that use market rates as of the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal.  Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.
SBA servicing asset. Servicing assets do not trade in an active market with readily observable prices. The Company estimates the fair value of an SBA servicing asset using a discounted cash flow model, which incorporates assumptions based on observable discount rates and prepayment speeds.
Interest rate lock derivatives. Interest rate lock commitments do not trade in active markets with readily observable prices. The fair value of an interest rate lock commitment is estimated based upon the forward sales price that is obtained in the best efforts commitment at the time the borrower locks in the interest rate on the loan and the probability that the locked rate commitment will close.
Federal Home Loan Bank Stock. FHLB stock is carried at cost. The carrying value approximates fair value based upon the redemption price provision of the FHLB stock.
Deposit Liabilities (Carried at Cost). The fair values disclosed for demand deposits (e.g., interest and non-interest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates of deposit to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings and Subordinated Debt (Carried at Cost). The carrying amounts of short-term borrowings approximate their fair values. The fair values of long-term FHLB advances are estimated using discounted cash flow analysis, based on quoted or estimated interest rates for new borrowings with similar credit risk characteristics, terms and remaining maturity. For subordinated debt, which reprices quarterly, the fair value is based on inputs that are observable either directly or indirectly for similar debt obligations.
The estimated fair values and carrying amounts of financial assets and liabilities as of March 31, 2017 and December 31, 2016 were as follows:

March 31, 2017
(Dollars in thousands)	Carrying	Level 1	Level 2	Level 3	Fair
	Value	Inputs	Inputs	Inputs	Value
Cash and cash equivalents	$47,914	$47,914	$—	$—	$47,914
Securities available for sale	105,565	19,829	85,736	—	105,565
Securities held to maturity	125,940	—	127,845	—	127,845
Loans held for sale	3,360	—	3,455	—	3,455
Loans, net	668,861	—	—	666,634	666,634
SBA servicing asset	661	—	882	—	882
Interest rate lock derivative	149	—	149	—	149
Accrued interest receivable	2,789	—	2,789	—	2,789
FHLB stock	1,060	—	1,060	—	1,060
Deposits	(868,820)	—	(868,259)	—	(868,259)
Borrowings	(10,000)	—	(10,094)	—	(10,094)
Redeemable subordinated debentures	(18,557)	—	(12,080)	—	(12,080)
Accrued interest payable	(832)	—	(832)	—	(832)

December 31, 2016
(Dollars in thousands)	Carrying	Level 1	Level 2	Level 3	Fair
	Value	Inputs	Inputs	Inputs	Value
Cash and cash equivalents	$14,886	$14,886	$—	$—	$14,886
Securities available for sale	103,794	12,826	90,968	—	103,794
Securities held to maturity	126,810	—	128,559	—	128,559
Loans held for sale	14,829	—	15,103	—	15,103
Loans, net	717,314	—	—	716,492	716,492
SBA servicing asset	605	—	822	—	822
Interest rate lock derivative	123	—	123	—	123
Accrued interest receivable	3,095	—	3,095	—	3,095
FHLB stock	3,962	—	3,962	—	3,962
Deposits	(834,516)	—	(834,050)	—	(834,050)
Borrowings	(73,050)	—	(73,222)	—	(73,222)
Redeemable subordinated debentures	(18,557)	—	(11,922)	—	(11,922)
Accrued interest payable	(866)	—	(866)	—	(866)
Loan commitments and standby letters of credit as of March 31, 2017 and December 31, 2016 were based on fees charged for similar agreements; accordingly, the estimated fair value of loan commitments and standby letters of credit was nominal.